Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Change Healthcare Inc. on Form S-1 of our report dated July 27, 2018 (except for Note 21, as to which the date is December 7, 2018), relating to the consolidated financial statements of Change Healthcare, LLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 15, 2019